UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): February 22, 2019

EQUINIX, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-31293 (Commission File Number)	77-0487526 (I.R.S. Employer Identification Number)

One Lagoon Drive
Redwood City, California 94065
(650) 598-6000

(Addresses of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR     240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR        240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 22, 2019, the Compensation Committee of the Board of Directors (the “Board”) of Equinix, Inc. (“Equinix”) approved the Equinix 2019 Annual Incentive Plan (the “2019 Plan”) for eligible employees of Equinix, including executive officers.

Under the 2019 Plan, an annual target bonus amount is assigned to each executive officer. The annual target bonus amounts under the 2019 Plan will be a percentage of each executive’s base salary, ranging from 90% to 130% depending on the executive’s position, and to the extent earned will be payable in fully vested restricted stock units (“RSUs”) under Equinix’s 2000 Equity Incentive Plan. This change from payment in cash to a fully vested RSU for 2019 allows Equinix to retain more cash in the business to fund our investments and also aligns the executives’ incentives with our shareholders’ interests. For executives, awards are capped at the target payout, with no greater payout for over-performance.

The actual annual bonus is determined on the basis of Equinix’s performance against revenue (weighted at 50%) and adjusted funds from operations per share of common stock outstanding (“AFFO/Share”) (weighted at 50%) goals, based on the Board-approved operating plan, adjusted from time to time throughout the plan year (the “Goals”). The metric of AFFO/Share will replace the metric of AFFO used in prior annual incentive plans, and will also be used as a performance criteria for a portion of long-term incentives for executives. Equinix believes this shift to AFFO/Share as a performance metric will better align the incentive targets with shareholder interests.

Performance may be adjusted for the impact of one-time events affecting the operating plan, including but not limited to expansion projects or acquisitions not contemplated in the approved operating plan, and for the impact of fluctuations in foreign currencies against the foreign currency rates applied in the operating plan. 100% of the 2019 Plan will be funded if the Goals are met. For every 1% below the Goal for revenue, the revenue portion of the bonus pool shall be reduced by 20%, and for every 1% below the Goal for AFFO/Share, the AFFO/Share portion of the bonus pool shall be reduced by 20%. No bonuses will be paid if revenue and AFFO/Share are 95% or less of the Goals. In addition, at its discretion, the Compensation Committee may reduce or eliminate the actual award that otherwise would be payable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQUINIX, INC.

DATE: February 25, 2019	By:	/s/ Keith D. Taylor
Keith D. Taylor
Chief Financial Officer